UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2013

ROCHESTER MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number:  0—18933

Minnesota	41-1613227
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Rochester Medical Drive, Stewartville, MN 55976
(Address of principal executive offices, including zip code)

(507) 533-9600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a—12 under the Exchange Act (17 CFR 240.14a—12)

☐            Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act (17 CFR 240.13e—4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 14, 2013, pursuant to the terms of an Agreement and Plan of Merger, dated as of September 3, 2013 (the “Merger Agreement”), by and among Rochester Medical Corporation, a Minnesota corporation (“Rochester Medical”), C. R. Bard, Inc., a New Jersey corporation (“Bard”), and Starnorth Acquisition Corp., a Minnesota corporation and wholly owned subsidiary of Bard (“Merger Sub”), Bard completed its acquisition of Rochester Medical through the merger of Merger Sub with and into Rochester Medical, with Rochester Medical continuing as the surviving corporation in the merger and becoming a wholly owned subsidiary of Bard (the “Merger”). The Merger Agreement and the transactions contemplated thereby, including the Merger, were approved by Rochester Medical’s Board of Directors and its shareholders.

At the effective time of the Merger on November 14, 2013 (the “Effective Time”) and as a result of the Merger, each share of Rochester Medical common stock issued and outstanding immediately prior to the Effective Time, other than shares held by any Rochester Medical shareholders who properly exercised statutory dissenter’s rights and shares owned by Rochester Medical as treasury stock or otherwise owned by Merger Sub or Bard, was automatically converted into the right to receive $20.00 in cash, without interest and less any applicable withholding taxes.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to Rochester Medical’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 4, 2013 and is incorporated herein by reference.

The disclosures under Item 3.01, Item 3.03, and Item 5.01 hereof are hereby incorporated by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 14, 2013, Rochester Medical notified The NASDAQ Stock Market LLC (“NASDAQ”) that the Merger had been completed, and requested that trading of Rochester Medical common stock on the NASDAQ Global Market be suspended.  Because Rochester Medical, as a wholly owned subsidiary of Bard, no longer meets the listing requirements for inclusion on the NASDAQ Global Market set forth in Rule 5315(f)(1) of the NASDAQ Stock Market Rules, Rochester Medical also authorized NASDAQ to file with the SEC an application on Form 25 to remove Rochester Medical’s common stock from listing on the NASDAQ Global Market and from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Rochester Medical intends to file with the SEC a certification and notice of termination of registration on Form 15, requesting that Rochester Medical’s common stock be deregistered under Section 12(b) and 12(g) of the Exchange Act and that its reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03. Material Modification to Rights of Security Holders.

The Merger Agreement was approved by Rochester Medical’s shareholders at a special meeting of Rochester Medical’s shareholders held on November 13, 2013, and the Merger was consummated on November 14, 2013.

At the Effective Time:

•                  each share of Rochester Medical common stock issued and outstanding immediately prior to Effective Time (other than shares held by Rochester Medical shareholders who properly exercised statutory dissenter’s rights and shares owned by Rochester Medical as treasury stock) was automatically converted into the right to receive $20.00 in cash, without interest and less any applicable withholding taxes;

•                  each option to purchase Rochester Medical common stock outstanding immediately prior to the Effective Time became fully vested, and each option outstanding immediately prior to the Effective Time was canceled and converted into the right to receive the excess, if any, of the merger consideration payable in respect of the shares subject to such stock option over the applicable exercise price of such canceled stock option, without interest and less any applicable withholding taxes;

•                  each share of restricted stock outstanding immediately prior to the Effective Time was canceled and converted into the right to receive $20.00 per share, without interest and less any applicable withholding taxes; and

•                  the performance period with respect to the 116,314 restricted stock units (“RSUs”) outstanding immediately prior to the Effective Time ended, all such RSUs vested pursuant to a determination made by the Compensation Committee of Rochester Medical’s Board of Directors in accordance with the terms of the related RSU award agreements and the Merger Agreement, and each such RSU was canceled and converted into the right to receive the merger consideration that the holder would have been entitled to receive had the RSU been settled immediately prior to effectiveness of the Merger, without interest and less any applicable withholding taxes.

Upon the effectiveness of the Merger, holders of Rochester Medical common stock outstanding immediately prior to the Effective Time ceased to have any rights as shareholders of Rochester Medical, other than the right to receive the merger consideration as described above.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to Rochester Medical’s  Current Report on Form 8-K filed with the SEC on September 4, 2013 and is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

As a result of the Merger, Merger Sub merged with and into Rochester Medical, with Rochester Medical continuing as the surviving corporation in the Merger and as a wholly owned subsidiary of Bard. Accordingly, a change in control of Rochester Medical occurred pursuant to the Merger. The aggregate purchase price for the outstanding shares (including restricted stock), options and RSUs was approximately $262 million.  The purchase price was funded by Bard with cash on hand.

The information set forth in Item 3.01 and Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the members of the Board of Directors of Merger Sub immediately prior to the Effective Time became the members of the Board of Directors of Rochester Medical.  These members include Peter R. Curry, Jean F. Holloway, Christopher S. Holland, and John H. Weiland.

Also at the Effective Time, the officers of Merger Sub immediately prior to the Effective Time became the officers of Rochester Medical.  These officers include: Peter R. Curry, President; John H. Weiland, Vice President; Christopher S. Holland, Vice President; Jean F. Holloway, Vice President and Secretary; Scott T. Lowry, Vice President and Treasurer; and Richard C. Rosenzweig, Vice President and Assistant Secretary.

Item 5.03. Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time (i) the articles of incorporation of Rochester Medical were amended and restated to read in their entirety as the articles of incorporation of Merger Sub in effect immediately prior to the Effective Time, except that Rochester Medical’s name was not amended and remained “Rochester Medical Corporation” and (ii) the bylaws of Rochester Medical were amended and restated to read in their entirety as the bylaws of Merger Sub in effect immediately prior to the Effective Time.  The amended and restated articles of incorporation and amended and restated bylaws of Rochester Medical are filed as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No	Description
3.1	Amended and Restated Articles of Incorporation of Rochester Medical Corporation.

3.2	Amended and Restated Bylaws of Rochester Medical Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCHESTER MEDICAL CORPORATION

By:	/s/ Richard C. Rosenzweig
Richard C. Rosenzweig
Vice President and Assistant Secretary

Date: November 14, 2013

EXHIBIT INDEX

Exhibit No	Description
3.1	Amended and Restated Articles of Incorporation of Rochester Medical Corporation.

3.2	Amended and Restated Bylaws of Rochester Medical Corporation.